                                  EXHIBIT 99

                        MARKETPLACE INCOME PROPERTIES
                     A NORTH CAROLINA LIMITED PARTNERSHIP
                                BALANCE SHEET
                              DECEMBER 31, 1995
                                 (Unaudited)

                                                                                       Proforma
                                                                                      Adjustments
                                                                                       To Remove          Pro Forma
                                                                      12/31/95      Town & Country        12/31/95
                                                                    ------------    --------------       -----------
ASSETS

Rental Properties (at cost):
  Land and improvements                                              $ 3,873,911      $  (360,918)       $ 3,512,993
  Buildings                                                           22,016,181       (4,109,954)        17,906,227
  Furniture and equipment                                                410,143         (108,275)           301,868
                                                                     -----------      -----------        -----------
                                                                      26,300,235       (4,579,147)        21,721,088
Accumulated Depreciation                                              (6,101,961)         955,939         (5,146,022)
                                                                     -----------      -----------        -----------
                                                                      20,198,274       (3,623,208)        16,575,066

Cash and cash equivalents                                                522,598                0            522,598
Restricted Cash                                                           80,482          (11,875)            68,607
Accounts Receivable                                                      104,794                0            104,794
Net deferred Loan and Acquisition Costs                                  225,017          (19,537)           205,480
Other                                                                     87,568                0             87,568
                                                                     -----------      -----------        -----------
                                                                     $21,218,733      $(3,654,620)       $17,564,113
                                                                     ===========      ===========        ===========

LIABILITIES AND PARTNERS' CAPITAL

Debt                                                                 $12,310,526      $(2,939,925)       $ 9,370,601
Payables to general partners and affiliates                               60,391                0             60,391
Other liabilities                                                        302,064          (46,226)           255,838
                                                                     -----------      -----------        -----------
                                                                      12,672,981       (2,986,151)         9,686,830


Minority interest                                                         26,501          (26,501)                 0

Partners' capital:
  General partners                                                       108,140           (6,420)           101,720
  Limited partners                                                     8,411,110         (635,547)         7,775,563
                                                                     -----------      -----------        -----------
        Total partners' capital                                        8,519,250         (641,967)         7,877,283
                                                                     -----------      -----------        -----------
                                                                     $21,218,732      $(3,654,619)       $17,564,113
                                                                     ===========      ===========        ===========

                                  EXHIBIT 99

                        MARKETPLACE INCOME PROPERTIES
                     A NORTH CAROLINA LIMITED PARTNERSHIP
                     CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1995
                                 (Unaudited)

                                                                                       Proforma          Pro Forma
                                                                     Year Ended       Adjustments        Year Ended
                                                                    December 31,       To Remove        December 31,
                                                                        1995        Town & Country          1995
                                                                    ------------    --------------      ------------
Income:
  Rent                                                               $ 2,225,534      $  (361,174)       $ 1,864,360
  Interest and other                                                      79,002                0             79,002
                                                                     -----------      -----------        -----------
    Total Revenues                                                     2,304,536         (361,174)         1,943,362

Expenses:
  Interest                                                             1,112,734         (329,731)           783,003
  Depreciation                                                           697,737         (113,577)           584,160
  Amortization                                                            55,413          (19,516)            35,897
  Provision for doubtful accounts                                         11,727                0             11,727
  Operations and maintenance                                             592,101                0            592,101
  Administrative and Other                                               118,726          (14,564)           104,162
                                                                     -----------      -----------        -----------
    Total operating expenses                                           2,588,438         (477,388)         2,111,050
                                                                     -----------      -----------        -----------

Income (Loss) before gain and minority interest                         (283,902)         116,214           (167,688)
Minority interest                                                          1,174           (1,174)                 0
Gain on sale of property                                                       0                0                  0
Extraordinary gain on extinguishment of long-term debt                 2,413,950                0          2,413,950

                                                                     -----------      -----------        -----------
Net income                                                           $ 2,131,222      $   115,040        $ 2,246,262
                                                                     ===========      ===========        ===========
Net income allocated to general partners                             $    21,312      $     1,150        $    22,462
                                                                     ===========      ===========        ===========
Net income allocated to limited partners                             $ 2,109,910      $   113,890        $ 2,223,800
                                                                     ===========      ===========        ===========
Net income per limited partner unit                                  $    703.30      $     37.96        $    741.26
                                                                     ===========      ===========        ===========


                                  EXHIBIT 99

                        MARKETPLACE INCOME PROPERTIES
                     A NORTH CAROLINA LIMITED PARTNERSHIP
                     CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                                 (Unaudited)

                                                                                       Proforma          Pro Forma
                                                                     Nine Months      Adjustments        Nine Months
                                                                        Ended         To Remove            Ended
                                                                       9/30/96      Town & Country        9/30/96
                                                                    ------------    --------------      ------------
Income:
  Rent                                                               $ 2,065,931      $  (232,300)       $ 1,833,631
  Interest and other                                                      54,556                0             54,556
                                                                     -----------      -----------        -----------
    Total Revenues                                                     2,120,487         (232,300)         1,888,187

Expenses:
  Interest                                                               763,600         (180,122)           583,478
  Depreciation                                                           426,493          (56,789)           369,704
  Amortization                                                            26,891           (9,758)            17,133
  Operations and maintenance                                             589,135           (4,540)           584,595
  Administrative and Other                                               290,926         (100,000)           190,926
                                                                     -----------      -----------        -----------
    Total operating expenses                                           2,097,045         (351,209)         1,745,836
                                                                     -----------      -----------        -----------

Income (Loss) before gain and minority interest                           23,442          118,909            142,351
Minority interest                                                         (1,948)           1,948                  0
Gain on sale of property                                                 255,140         (255,140)                 0
Extraordinary gain on extinguishment of long-term debt                    58,532          (58,532)                 0
                                                                     -----------      -----------        -----------
Net income                                                           $   335,166      $  (192,815)       $   142,351
                                                                     ===========      ===========        ===========
Net income allocated to general partners                             $     3,352      $    (1,928)       $     1,424
                                                                     ===========      ===========        ===========
Net income allocated to limited partners                             $   331,814      $  (190,887)       $   140,927
                                                                     ===========      ===========        ===========
Net income per limited partner unit                                  $    110.60      $    (63.63)       $     46.98
                                                                     ===========      ===========        ===========
